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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-89087) and related Prospectus of Metromedia Fiber Network, Inc. for the registration of Debt Securities, Preferred Stock, Class A Common Stock and Warrants and to the incorporation by reference therein of our report dated March 4, 1999, with respect to the consolidated financial statements and schedules of Metromedia Fiber Network, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission and to the use of our report dated March 4, 1999 with respect to the financial statements of Metromedia Fiber Network, Inc. as of December 31, 1998 and 1997 and for each of the three years ended December 31, 1998 included in the prospectus supplement which is part of this Registration Statement.

                                          /s/ Ernst & Young LLP

New York, New York
October 26, 1999